EXHIBIT (a)(1)(j)


                           TALK AMERICA HOLDINGS, INC.

                       EXCHANGE OFFERS FOR ALL OUTSTANDING
     4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002 (CUSIP No. 879176AA3) AND
        5% CONVERTIBLE SUBORDINATED NOTES DUE 2004 (CUSIP Nos. U97985AB0,
                              879176AD7, 879176AF2)
                         OF TALK AMERICA HOLDINGS, INC.
                        AND CONSENT SOLICITATION TO AMEND
   THE INDENTURES GOVERNING THE 4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                 AND 5% CONVERTIBLE SUBORDINATED NOTES DUE 2004


To Our Clients:

         Enclosed for your consideration is the Supplement, dated March 5, 2002, to the Offering Circular and Consent Solicitation Statement, dated February 21, 2002 (as amdended and supplemented, the "Offering Circular"), and the related Revised Letter of Transmittal and Consent (the "Letter of Transmittal"), relating to exchange offers by Talk America Holdings, Inc. ("Talk America").

         Talk America (i) is offering to exchange, under two separate and independent exchange offers, all outstanding 4 1/2% Convertible Subordinated Notes due 2002 (the "4 1/2% Convertible Notes") and 5% Convertible Subordinated Notes due 2004 (the "5% Convertible Notes" and, together with the 4 1/2% Convertible Notes, the "Existing Notes") as described below, and (ii) is soliciting consents (the "Consents") from the holders of Existing Notes to the proposed amendment to the respective indentures governing such Existing Notes (the "Proposed Amendment"), as described in the Offering Circular. These exchange offers are being extended to all holders of the Existing Notes.

         Talk America is offering to exchange the Existing Notes under two separate exchange offers, as follows:

1. THE 4 1/2% CONVERTIBLE SUBORDINATED NOTES EXCHANGE OFFERS. U.S.$61,844,000 in aggregate principal amount of our existing 4 1/2% Convertible Notes, under either of the two exchange options:

         o U.S.$1,000 in principal amount of our new 12% Senior Subordinated PIK Notes (the "12% Notes") for each U.S.$1,000 in principal amount of Existing Notes that you tender; or

         o U.S.$600 in principal amount of our new 8% Convertible Senior Subordinated Notes (the "8% Convertible Notes" and, together with the 12% Notes, the "New Notes") and $100 in cash for each U.S.$1,000 in principal amount of Existing Notes that you tender; and

2. THE 5% CONVERTIBLE SUBORDINATED NOTES EXCHANGE OFFERS. U.S.$18,093,000 in aggregate principal amount of our existing 5% Convertible Notes in the following exchange: U.S.$1,000 in principal amount of our new 12% Notes for each U.S.$1,000 in principal amount of Existing Notes that you tender.

         The 4 1/2% Convertible Subordinated Notes Exchange Offer and the 5% Convertible Subordinated Notes Exchange Offer, while jointly referred to as the exchange offers, constitute separate and independent exchange offers.

         In order to validly tender your Existing Notes, you must give your Consent to the Proposed Amendment. You will be deemed to have given this Consent when you tender your Existing Notes. You may consent to the Proposed Amendment without tendering any Existing Notes.

         The exchange offers and consent solicitations are subject to satisfaction or waiver of certain conditions that are described in the Offering Circular under the captions "The Exchange Offers--Conditions to the Completion of the Exchange Offers," and "The Consent Solicitation," respectively.

         These materials are being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of the Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account and Consent to the Proposed Amendment, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the exchange offers. The exchange offers will expire at 12:00 Midnight, New York City time, on April 1, 2002, unless the exchange offers are extended or earlier terminated.

         Your attention is directed to the following:

         1.   The exchange offers are for any and all Existing Notes.

         2. The exchange offers are subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offers--Conditions to the Completion of the Exchange Offers."

         3. Talk America may, in its sole and absolute discretion, extend or terminate the exchange offers at any time, for any or no reason, and may otherwise amend the exchange offers in any respect.

         4. In exchanging Existing Notes for New Notes, holders of 4 1/2% Convertible Subordinated Notes may select the form of consideration that they will receive from the options, described above, subject to the terms and conditions set forth in the Offering Circular under the caption "Description of New Notes."

         5. Any transfer taxes incident to the transfer of Existing Notes from the holder to Talk America will be paid by Talk America, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

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


         If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.











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


                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFERS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the exchange offers made by Talk America with respect to its 4 1/2% Convertible Subordinated Notes due 2002 or 5% Convertible Subordinated Notes due 2004.

         This will instruct you to tender the Existing Notes held by you for the account of the undersigned or deliver your Consent, subject to the terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

ITEM 1.  DESCRIPTION OF EXISTING NOTES TENDERED

         List below the Existing Notes to which this letter relates. If the space provided below is inadequate, the certificate numbers and principal amount of Existing Notes should be listed on a separate, signed schedule affixed hereto.



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                           DESCRIPTION OF EXISTING NOTES TENDERED
-----------------------------------------------------------------------------------------
    NAME AND ADDRESS OF REGISTERED HOLDER         1                 2            3
-----------------------------------------------------------------------------------------

                                                              PRINCIPAL      PRINCIPAL
                                              CERTIFICATE     AMOUNT OF        AMOUNT
                                               NUMBER(S)*   EXISTING NOTES    TENDERED**
-----------------------------------------------------------------------------------------

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TOTAL PRINCIPAL AMOUNT TENDERED
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

---------------------
* Existing Notes tendered by this letter must be in denominations of $1,000 principal amount and any integral multiple thereof. Unless otherwise indicated in column 3, a holder will be deemed to have tendered ALL of the Existing Notes represented by the certificate(s) listed in column 1. See Instruction 4.

**   Need not be completed by holders who tender by book-entry transfer.










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


ITEM 2. ELECTION AS TO FORM OF CONSIDERATION UNDER THE 4 1/2% CONVERTIBLE SUBORDINATED NOTES EXCHANGE OFFER

To be completed only by holders of existing 4 1/2% Convertible Notes tendering their notes for exchange.

A. [ ] CHECK THIS BOX IF THE UNDERSIGNED WANTS TO TENDER ALL OF THE UNDERSIGNED'S EXISTING 4 1/2% CONVERTIBLE NOTES IN EXCHANGE FOR 12% NOTES (AS FURTHER DESCRIBED IN THE OFFERING CIRCULAR AND THIS LETTER OF TRANSMITTAL).

B. [ ] CHECK THIS BOX IF THE UNDERSIGNED WANTS TO TENDER ALL OF THE UNDERSIGNED'S EXISTING 4 1/2% CONVERTIBLE NOTES IN EXCHANGE FOR 8% CONVERTIBLE NOTES AND CASH (AS FURTHER DESCRIBED IN THE OFFERING CIRCULAR AND THE LETTER OF TRANSMITTAL).

C. [ ] CHECK THIS BOX AND COMPLETE THE REMAINDER OF THIS SECTION IF THE UNDERSIGNED HOLDS MORE THAN $1,000 IN AGGREGATE PRINCIPAL AMOUNT OF EXISTING 4 1/2% CONVERTIBLE NOTES AND WISHES TO MAKE A MIXED ELECTION AS TO FORM OF CONSIDERATION.

         (1) Indicate the principal amount of the undersigned's existing 4 1/2% Convertible Notes, which the undersigned elects to exchange for 12% Notes.

         (2) Indicate the principal amount of the undersigned's existing 4 1/2% Convertible Notes, which the undersigned elects to exchange for 8% Convertible Notes and cash.

         (3) Indicate the total principal amount for which the undersigned is making this mixed election. (This amount is the total of Item 2C(1) and 2C(2) and must be equal to the total principal amount of the holder's existing 4 1/2% Convertible Notes being tendered as indicated in Item 1.)

ITEM 3.  CONSENT

[ ] CHECK THIS BOX IF THE UNDERSIGNED WANTS TO DELIVER ITS CONSENT TO THE PROPOSED AMENDMENT OF THE EXISTING INDENTURE GOVERNING THE EXISTING 4 1/2% CONVERTIBLE NOTES WITHOUT TENDERING ANY EXISTING NOTES.

     INDICATE THE PRINCIPAL AMOUNT OF EXISTING 4 1/2% CONVERTIBLE NOTES HELD BY THE UNDERSIGNED.

[ ] CHECK THIS BOX IF THE UNDERSIGNED WANTS TO DELIVER ITS CONSENT TO THE PROPOSED AMENDMENT OF THE EXISTING INDENTURE GOVERNING THE EXISTING 5% CONVERTIBLE NOTES WITHOUT TENDERING ANY EXISTING NOTES.

     INDICATE THE PRINCIPAL AMOUNT OF EXISTING 5% CONVERTIBLE NOTES HELD BY THE UNDERSIGNED.







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


        Dated: _________ , 2002

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                                  Signature(s):

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                                 Print Name(s):

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                                  Address(es):

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                      Area Code(s) and Telephone Number(s):

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             Taxpayer Identification or Social Security Number(s):

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None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.






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